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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange
     Act of 1934


Date of Report (Date earliest event reported) December 14, 1998
                                               -----------------


                 Eastco Industrial Safety Corp.
                -----------------------------------
       (Exact name of registrant as specified in charter)

        New York0-802711-1874010
       -----------------------------------
   (State or other jurisdiction(Commission(IRS Employer of incorporation)File Number)Identification
     Number)


            130 West 10th Street, Huntington Station, New York
                             11746
     ------------------------------------------------------------

       (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (516) 428-1802
                                                   ---------------






  (Former name or former address, if changed since last report.)




 Item 5.Other Events.

A. On December 15, 1998, the Registrant issued a press release (the "Press Release") annexed as an exhibit hereto. The Press Release states that the Registrant entered into an Asset Purchase Agreement with Arbill Industries, Inc.("Arbill"), under which Arbill is to purchase the Distribution Division of the Registrant.

B. On December 17, 1998, the Registrant filed with the Secretary of State of the State of New York a Certificate of Amendment to its Certificate of Incorporation to change the name of the Registrant from Eastco Industrial Safety Corp. to Worksafe Industries Inc. The amendment to the Certificate of Incorporation was authorized by an affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.

C. As a result of the Registrant's change of name, it has also changed the stock symbols under which it trades on NASDAQ and the Boston Stock Exchange. The new symbol for the common stock of the Registrant on NASDAQ is WRKS, and for its Class B Warrant is WRKSW. The new symbol for the common stock of the Registrant on the Boston Stock Exchange is WSF, and for its class B warrant is WSFZ. The effective date of the new symbols shall be December 21, 1998.


 Item 7.Financial Statements and Exhibits.


     Exhibit 3.01.03 Certificate of Amendment to the Certificate of Incorporation of the Registrant

     Exhibit 21.1     Press Release issued December 15, 1998.




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:December 17, 1998

     EASTCO INDUSTRIAL SAFETY CORP.


     By: /s/ Arthur Wasserspring
     -------------------------
     ARTHUR WASSERSPRING
      Vice-President of
     Finance, Treasurer
     and Chief Financial
     Officer